EXHIBIT 10.3

OMEGA Water Corporation and Nevada Bottling and Beverage Company LLC, Working Agreement

Nevada Bottling and Beverage Corporation ( the” Licensor”) and Omega Water Corporation (the “Licensee”) have entered into a mutual Working Agreement and a hereto the following terms:

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The Parties agree to the following: the” Licensor” agrees to manufacture bottled water, under the “OMEGA WATER” brand for the “Licensee”, at the “Licensor” facilities in Pahrump Nevada. Furthermore the “Licensor” agrees and accepts the duties to bottle, label and package all bottled water products to the exact specifications of the “Licensee” under the “OMEGAWATER” brand or unless otherwise stated in writing.

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All Rights are reversed under the “OMEGA WATER” brand, and the” Licensor” may not use the name or brand without written consent from Omega Water Corporation. Termination of this agreement can be made by either party without cause; the party must notify the other party 30 days in advance in writing of termination.

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The Parties hereto and / or their affiliates of what-so-ever nature shall not, not in any manner solicit and /or accept any business from sources that have been made available by and through the Parties here to, nor in any manner shall access, contact, solicit and / or conduct any transactions with such said sources, without the expressed and specific permission of the Party who made such sources available.

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The Parties shall maintain complete confidentiality regarding each other’s business and / or their affiliates and shall only disclose knowledge pertaining to these specifically named Parties as permitted by the concerned Party, unless agreed and granted written permission of and by the Party whom made the source available.

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The Parties shall not in any way what-so-ever circumvent each other and / or attempt such circumvention of each other and / or any of the parties involved in any of the transactions the Parties wish to enter and to the best of their abilities shall ensure that me original transaction codes, data and proprietary information established are not altered.

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The Parties shall not disclose any contact revealed by either Party to any third Parties as they fully recognized such information and contract (s) of the respective Party, and shall not enter into direct and / or indirect offers, negotiations and / or transactions with such contacts revealed by the other Party who made the contract (s) available.

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In the event of circumvention by any of the undersigned Parties, whether direct and / or indirect, the circumvented Party shall be entitled to a legal monetary compensation equal to the maximum service it should realize from such a transaction, plus any and all expenses, including any and all legal fees incurred in lieu of the recovery of such compensation.

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All considerations, benefits bonuses, participation, fees, and / or commissions received as a result of the contributions of the Parties to this agreement, relating to any and all transaction shall be made available and / or submitted to the recipient on the very day due and payable as per each and every transaction, unless otherwise agreed.

•	This agreement is valid for one (1) years from the date of signature, for any and all transactions between the Parties therein, with renewal to be agreed upon between the signatories.

PARTICIPANTS PRINTED NAMED & INTITIALS:

1)	/s/ John Ballan	(Written Name)	JB	(Initials)

2)	/s/ Aris Giannopoulos	(Written Name)	AG	(Initials)

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It is further agreed that any controversy, claims, and / or disputes arising out of and / or relating to any part of the whole of this agreement or breach thereof and which is not settled between the signatories themselves, shall be settled and binding by and through arbitration and litigation in accordance with the rules and laws set forth by the of the State of Nevada, USA. Any decision and / or award made by a Court of Law shall be final, conclusive binding for the Parties and enforceable in the Court of Law in the State of Nevada.

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This Agreement shall be binding upon the Parties hereto and in the case of individual parties, their respective heirs, administrators and executors and in the case of all corporate Parties, their successors and Assigns,

The non-circumvention damages, i.e. the total commission, fees, or profits which would have been due, and:
All loss sustained by the non defaulting party by reason of such breach, and:
All expenses incurred in enforcing any legal remedy rights based upon or arising out of the this Agreement

•	Signature of this agreement shall be deemed to be an executed agreement enforceable and admissible for all purposes as may be necessary under the terms of this agreement.

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All signatories hereto acknowledge that they have read and each Party fully understands the terms and conditions contained in this Agreement and by their initials and signature hereby unconditionally agree to its terms as of the dated noted herein.

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This agreement may be singed in one or more counterparts and the Parties agree that facsimile copies or electronic copies of this Agreement to be considered as a legal original and signatures thereon shall be legal and binding.

Accepted and Agreed; on this 30th day of October, 2009

Signature & Company:

NEVADA BOTTLING AND BEVERAGE COMPANY (LLC)
/s/ John Ballan

Signature	Company

OMEGA WATER CORPORATION, NV
/s/ Aris Giannopoulos

Signature	Company